Exhibit 99(l)

                      SYSTEM ENERGY RESOURCES, INC.
                           STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1994
                              (In Thousands)
                               (Unaudited)


 Operating Revenues:                                           $633,985
                                                               --------
 Operating Expenses:
  Operation and maintenance:
   Fuel and fuel-related expenses                                39,170
   Nuclear refueling outage expenses                             20,602
   Other operation and maintenance                              115,190
  Depreciation and decommissioning                               91,213
  Taxes other than income taxes                                  27,243
  Income taxes                                                   80,354
                                                               --------
            Total                                               373,772
                                                               --------
 Operating Income                                               260,213
                                                               --------
 Other Income:
  Allowance for equity funds used
    during construction                                             993
  Miscellaneous - net                                             6,689
  Income taxes                                                    1,802
                                                               --------
            Total                                                 9,484
                                                               --------
 Interest Charges:
  Interest on long-term debt                                    179,633
  Other interest - net                                            7,172
  Allowance for borrowed funds used
    during construction                                            (802)
                                                               --------
           Total                                                186,003
                                                               --------
 Net Income                                                     $83,694
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